UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

GRIFFON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

100 Jericho Quadrangle
Jericho, New York		11753
(Address of Principal Executive Offices)		(Zip Code)

(516) 938-5544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Griffon Corporation (the “Company”) entered into an amendment (“Amendment No. 1”) to the Amended and Restated Credit Agreement, dated December 20, 2006, among the Company, Telephonics Corporation, several lenders, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”). Amendment No. 1 is dated and effective as of December 31, 2007.

Amendment No. 1 provides that the Company will not permit the Consolidated Leverage Ratio (as defined in the Credit Agreement) as at the last day of any period of four consecutive fiscal quarters of the Company to exceed (i) for such period ending December 31, 2007, 3.25 to 1.00 and (ii) thereafter, 3.00 to 1.00. Amendment No. 1 further states that the Company will not permit the Consolidated Fixed Charges Coverage Ratio (as defined in the Credit Agreement) for any period of four consecutive fiscal quarters of the Company to be less than (i) for such period ending December 31, 2007, 3.25 to 1.00 and (ii) thereafter, 4.00 to 1.00.

The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to the text of Amendment No. 1 attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1.
Amendment No. 1, dated as of December 31, 2007, to the Amended and Restated Credit Agreement, dated December 20, 2006, among Griffon Corporation, Telephonics Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Patrick L. Alesia
Vice President,
Chief Financial Officer,
Treasurer and Secretary

Date: January 4, 2008

Exhibit Index

10.1.
Amendment No. 1, dated as of December 31, 2007, to the Amended and Restated Credit Agreement, dated December 20, 2006, among Griffon Corporation, Telephonics Corporation, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.